Exhibit 10.121

L E A S E

ARTICLE 1. Basic Lease Provisions.

The Palm Plaza Building - All property real, personal or mixed, owned by Landlord as of this date, at the site generally known as: Celebration Office Condos.

DATE:  (effective date) July 1st, 2023

LANDLORD:	1146 Vision Holdings LLC.	ADDRESS:	1420 Celebration Blvd, Suite 200 Celebration, FL 34747

TENANT:	La Rosa Realty LLC,	TRADE NAME:	La Rosa Realty LLC

TENANT’S EMAIL:	joe@larosarealtycorp.com	PHONE:	321-939-3748

ADDRESS:	1420 Celebration Blvd, Suite 200, Celebration, FL 34747

CONTACT:	La Rosa Building Management, Inc.

TELEPHONE:	321-939-1475

PREMISES ADDRESS:	1420 Celebration Blvd, Suite 101, 103 Celebration, FL 34747

(The approximate location of the premises is shown on Exhibit “A”.)

AREA:	Approximately 1868 gross square feet.

LEASE TERM:	24 months

COMMENCEMENT:	July 1st, 2023

RENT COMMENCEMENT:	July 1st, 2023

LEASE EXPIRES:	June 30th, 2025

RENT PER ANNUM:	$63,600.00 (plus applicable county and state sales tax)

RENT PER MONTH:	$5,300.00 (plus applicable county and state sales tax)

TENANT’S USE:	Realtor

REQUIRED Commencement of Lease DATE:	July 1st, 2023

SECURITY DEPOSIT:	TBD

PREPAID RENT:	None

ESCALATION:	None

Page 1 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

The terms defined in this Article 1 shall have the meaning herein indicated throughout the Lease unless otherwise stated. If there is any conflict between any of the provisions of this Article 1 and the other terms of the Lease, the other terms of the Lease shall control.

ARTICLE 2. Term:

Section 1: The term of this Lease shall be as provided in Article 1 unless terminated or extended as provided in the Lease.

Section 2: For purposes of this Lease, the term “Lease Year” shall mean each consecutive period of twelve (12) calendar months, commencing on the first day of the calendar month immediately following the month in which the Rent Commencement Date occurs and each anniversary of such day, except that the first Lease year (“First Lease Year”) shall also include the period from the Rent Commencement Date until the first day of the following month.

ARTICLE 3. Rent:

Section 1: Without previous demand therefor and without any setoff or deduction whatsoever, Tenant shall pay to Landlord rent at the address indicated in Article 1, or at such place as Landlord may from time to time designate, on the first day of each month of the Lease term as provided in Article 1.

Section 2: Upon Tenant’s execution of this Lease, Tenant shall provide Landlord with a cashier’s check for an amount equal to: 1st month’s minimum base rent and security deposit as provided above.

Section 3: If Tenant pays rent or additional rent late three (3) times in any twelve (12) month period, in addition to Landlord’s other remedies, Landlord may cancel this Lease.

ARTICLE 4. Use: During the term of this Lease, the Premises shall be used and occupied only for the purposes provided in Article 1 and for no other purposes. Tenant agrees to open and operate one hundred percent (100%) of the Premises during the term of this Lease, and to conduct its business at all times in a high class and reputable manner under the trade name stated in Article 1. Tenant shall, at its sole expense, promptly comply with all Federal, State and local laws, ordinances and lawful orders and regulations affecting the appearance, cleanliness, safety, occupation and use of the Premises. No auction, fire, going out of business or bankruptcy sales shall be conducted in the Premises without Landlord’s written consent. Tenant shall not use the sidewalks adjacent to the Premises for business purposes without Landlord’s written consent. Tenant agrees not to use flashing or traveling lights, loudspeakers, phonographs, radio broadcasts, or other audio-visual or mechanical devices in a manner to be heard or seen outside the Premises. In its advertising, Tenant shall use the name of the Building but shall not indulge in any advertising or sales promotion which, in the opinion of Landlord is: undignified or not in conformity with the higher standards of practice among stores dealing in similar merchandise; might tend to harm the business reputation of Landlord or its managing agent; reflect unfavorably on the Building; or, might tend to confuse or mislead the public. Tenant shall not perform any acts or carry on any practices which causes waste to the Building, or be a nuisance or menace to other tenants or invitees of the Building, and shall keep the Premises, the sidewalks adjacent to the Premises, the rear area of the Premises and the service area and corridors allocated for the use of Tenant, clean and free from rubbish and dirt at all times. All trash and garbage shall be collected for disposal within the Premises. No aspect of Tenant’s business shall feature the display of any nude body parts or pornographic material. Tenant shall not operate its Premises in a manner which violates any exclusive rights of any other tenant in the Building. Tenant shall not burn any trash of any kind in or about the Building. Tenant shall not permit any noxious, foul or disturbing odors to emanate from the Premises.

Page 2 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

ARTICLE 5. Utilities: Tenant shall pay all electricity charges and for other expenses associated with any data & phone communications used in connection with the Premises. In the event Tenant fails to pay these charges within this time period, Landlord, at its sole discretion, may pay these charges and bill Tenant for the sums paid plus a twenty percent (20%) service charge, as additional rent. All utilities to the Premises shall be separately metered at Tenant’s sole expense. Landlord shall have no liability to Tenant for disruption of any utility service and in no event shall such disruption constitute constructive eviction or entitle Tenant to an abatement of rent or other charges.

ARTICLE 6. Repairs and Maintenance:

Section 1: Landlord shall keep the foundation, the outer walls and roof of the building in which the Premises is located in good repair, except the Landlord shall not be called upon to make any repairs caused by the negligence of Tenant, its agents or employees. Landlord shall not be called upon to make any other improvements or repairs of any kind on the Premises.

Section 2: The Premises shall at all times be kept in good order, condition and repair by Tenant, and in a clean, sanitary and safe condition in accordance with all directions, rules and regulations of the health officer, fire marshal, building inspector or other officers of any governmental agencies having jurisdiction, all at the sole cost and expense of Tenant. Tenant shall permit no water damage or injury to the Premises. Tenant shall, at its own cost and expense, maintain and take good care of and make necessary and governmentally required repairs, structural and otherwise, to the interior of the Premises, and all fixtures and equipment, including but not limited to the exterior and interior windows, doors, locks, entrances, storefronts, signs, showcases, floor coverings, interior walls, columns and partitions, lighting fixtures, heating, ventilating and air conditioning equipment and plumbing and sewage facilities. Tenant shall also be responsible for replacing all fixtures and equipment listed above which are stolen, damaged beyond repair or worn out. The Premises shall be remodeled by Tenant periodically as determined by Landlord which shall be at least every five (5) years. The remodeling shall include, but not be limited to, flooring, wallcovering, ceiling, storefront, and furnishings, so the Premises are put into like-new condition. Tenant agrees to keep and maintain in force a standard maintenance agreement with a company acceptable to Landlord on all air conditioning equipment and provide a copy of such maintenance agreement to Landlord. The maintenance agreement shall provide that the company: (i) regularly services the air conditioning units on the Premises at least on a monthly basis, changing belts, filters, and other parts as required; (ii) performs emergency and extraordinary repairs on the air conditioning units; (iii) keeps a detailed record of all service performed on the Premises; (iv) prepares a yearly service report to be furnished to Tenant at the end of each calendar year. Tenant shall furnish to Landlord, at the end of each calendar year, a copy of said yearly service report. Not later than thirty (30) days prior to the date of commencement of the term of this Lease and annually thereafter, Tenant shall furnish to Landlord a copy of the air conditioning maintenance contract described above, and proof that the annual premium for the maintenance contract has been paid. Nothing stated herein above shall limit Tenant’s obligation to maintain the air conditioning unit(s) in good condition and repair throughout the term of this Lease. Tenant also shall pay for and maintain a termite and pest extermination service for the Premises. Tenant shall have the obligation to keep the exterior fronts, sidewalks and rear of the Premises in a neat and orderly condition, and free from debris and rubbish at all times. Tenant shall not paint or decorate any part of the exterior of the Premises, or any part of the interior visible from the exterior thereof, without first obtaining Landlord’s written approval. Tenant will remove promptly upon notice from Landlord, or take such other action as Landlord may direct, any such paint or decoration which has been applied without the Landlord’s required approval. If Tenant fails to repair, maintain, improve or remodel the Premises as provided in this article, Landlord may perform the required work and charge Tenant all costs of the work plus an administrative charge of twenty percent (20%), as additional rent.

Page 3 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

ARTICLE 7. Surrender of Premises: At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as at the commencement of the term, reasonable wear and tear, loss by fire or other unavoidable casualty not due to Tenant’s negligence or willful act excepted. All alterations, additions, improvements and fixtures, other than trade fixtures, which may be made or installed by Landlord or Tenant upon the Premises and which in any manner are attached to the floors, walls or ceilings, shall be the property of Landlord and at the termination of this Lease shall remain upon and be surrendered with the Premises. Any linoleum or other floor covering which is adhesively or permanently affixed to the floor of the Premises shall become the property of Landlord.

ARTICLE 8. Signage: Tenant Company or name of Business shall be displayed on Building Directory in Main Lobby along with Office Signage directly outside the main entrance door to business. All signage must be approved by owner, Building association and Management.

ARTICLE 9. Personality of Tenant:

Section 1: If Tenant does not remove all of his effects from the Premises upon expiration or earlier termination of this Lease, Landlord may, at its option, remove all or part of Tenant’s effects and store them in a reasonable manner without liability for loss, and Tenant shall be liable to Landlord for all expenses incurred in such removal and storage of its effects plus a twenty percent (20%) service charge, as additional rent.

Section 2: In addition to Landlord’s statutory lien for rent pursuant to Florida Statutes Chapter 83, Tenant hereby pledges and assigns to Landlord, as security for the payment of any and all rent due under this Lease, all of the furniture, fixtures, personal property, equipment, goods and chattels of Tenant which shall or may be brought, put on or into or regularly kept at the Premises, and Tenant agrees that said lien may be enforced by distress, foreclosure or otherwise, at the election of Landlord. Tenant agrees hereby to execute and deliver upon request a standard Uniform Commercial Code Financing Statement, which Tenant acknowledges is in a form sufficient to perfect the lien in favor of Landlord created by this paragraph. Provided that the Landlord agrees to provide a subordination agreement and sign a UCC 3 reflecting same in favor of such commercial lender or the SBA as to such property of the Tenant.

Section 3: Tenant agrees for itself and its assignees or sub-lessees that it shall execute such further documentation as may be required by Landlord in connection with the perfection or continuation of this lien. Failure by Tenant to execute such documentation shall be an event of default, entitling Landlord to the remedies provided under Article 18 and shall further entitle Landlord to execute such documents as Tenant’s attorney-in-fact. Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such document for and on behalf of such Tenant.

Section 4: During the entire term of this Lease, Tenant shall not remove any property from the Premises, other than in Tenant’s ordinary course of business, without Landlord’s written consent. Removal of Tenant’s property without Landlord’s consent shall be an event of default under this Lease, and Landlord shall be entitled to enforce its rights by injunction in addition to any other remedy available under this Lease and Florida law.

Nothing hereunder shall be deemed or construed to be a waiver of Landlord’s statutory lien for rent; the express contractual lien herein granted is in addition and supplementary thereto.

Page 4 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

ARTICLE 10. Indemnity: Landlord, its mortgagees and agents, shall be defended (by an attorney acceptable to Landlord), held harmless and indemnified by Tenant from and against any liability for claims, actions, costs, and damages for injuries or death to any person, or for damage, theft or loss of any property, arising wholly or in part from the use and occupancy of the Premises, from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, from any breach or default of this Lease, or due to any other act or omission of Tenant its agents, contractors, employees, subtenants, concessionaires and invitees. All property kept, stored or maintained on the Premises shall be done so at the risk of Tenant only. This paragraph shall survive the termination or expiration of the Lease.

ARTICLE 11. Insurance:

Section 1: Tenant shall not carry any goods or conduct its business in a manner which will in any way tend to increase the insurance rates on the Premises or the building of which they are a part. Tenant agrees to pay as additional rent any increase in Landlord’s insurance premiums, resulting from Tenant’s activities, whether or not Landlord has consented to such activity. If Tenant installs any equipment that overloads any of the Building systems, Tenant shall at its own expense make whatever changes are necessary to these systems to comply with the requirements of the insurance underwriters and governmental authorities having jurisdiction. Tenant shall promptly comply with the recommendations or demands made by the insurance carrier insuring the Building concerning health, safety and welfare matters. If Tenant fails to comply, Landlord may take all steps necessary to comply with the insurance carrier’s recommendation or demands and charge Tenant for all costs of compliance plus a service charge of twenty percent (20%), as additional rent.

Section 2: Tenant shall keep in effect a liability insurance policy with respect to the Premises and the business operated by Tenant, which policy shall be issued by an insurer with a Best’s Rating of at least A-VII and in which the limits of liability shall be not less than one million dollars ($1,000,000) for one person and one million dollars ($1,000,000) for more than one person in any single incident. The limits of liability shall be increased by at least twenty percent (20%) each five (5) years of the Lease term and any extensions. Tenant shall furnish Landlord with a certificate of insurance or other acceptable evidence that such insurance is in force, and evidence that the premiums have been timely paid by Tenant.

Section 3: Tenant shall keep in effect a policy of insurance upon its fixtures, equipment, stock of goods and upon all of the plate glass in or around the Premises including the front and side of the Premises, against loss by fire and windstorm and for extended coverage in reasonable amounts as may be required by Landlord, which coverage shall in no event be less than the full replacement cost with a deductible not exceeding one thousand dollars ($1,000.00). Tenant shall furnish Landlord with a certificate of insurance or other acceptable evidence that such insurance is in force, and evidence that the premiums have been timely paid by Tenant.

Section 4: Business interruption insurance in an amount sufficient to reimburse Tenant for a minimum of one year’s income for direct or indirect loss of earnings attributable to perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils shall be maintained by Tenant.

Section 5: All insurance required of Tenant in this Lease shall include (i) Landlord and Landlord’s Managing Agent as additional insureds; (ii) a clause or endorsement denying the insurer any right of subrogation against the Landlord and Managing Agent to the extent rights have been waived by the Tenant prior to the occurrence of injury or loss; and (iii) a provision requiring the insurer to give Landlord thirty (30) days’ notice prior to cancellation. Tenant waives any rights of recovery against the Landlord and Managing Agent for injury or loss due to hazards covered by insurance.

Page 5 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

In the event Tenant fails to purchase and maintain the insurance required herein, Landlord may purchase such insurance on behalf of Tenant and charge Tenant the premium for such insurance, together with a service charge of twenty percent (20%), as additional rent.

ARTICLE 12. Deliveries and Garbage Removal: Tenant agrees that all receiving and delivery of goods and merchandise and all removal of garbage and refuse shall be made only by the way of the service areas and rear doors provided for such purposes. Landlord grants to Tenant the right during the Lease term to use, in common with others entitled to their use, such service areas and corridors subject to such reasonable regulations as Landlord may make from time to time. There shall be no deliveries or garbage removal between 8:00 p.m. and 7:00 a.m.

ARTICLE 13. Assignment, Sublease or Transfer: Tenant shall not, without the prior written consent of Landlord, assign, encumber, dispose of, convey, or transfer this Lease or any interest under it. Tenant shall not allow any assignment, subletting or other transfer of this Lease or any lien upon the Tenant’s interest by operation of law or by voluntary or involuntary bankruptcy, insolvency or reorganization proceedings. Tenant’s request for an assignment or other transfer shall be in writing to Landlord and will only be considered by Landlord if Tenant is not in default of any provision of this Lease. Further, Tenant shall not sublet all or any part of the Premises, or permit the use or occupancy of all or any part of the Premises by anyone other than the Tenant. Landlord, at its sole discretion, may establish standards for the approval of a proposed assignee or subtenant which standards may include, but not be limited to, net worth, type of business, business experience, reputation, and effect on tenant mix. If Landlord shall consent to any assignment, the assignee shall assume all obligations of the Tenant under the Lease and neither Tenant nor any assignee shall be relieved of any liability under the Lease and in the event of default by the assignee in the performance of any of the Lease terms, no notice of such default or demand of any kind need be served on the Tenant or assignee to hold him or them liable to Landlord. If the Tenant’s interest in this Lease be assigned or if the Premises or any part thereof be sublet, Landlord may, after default by Tenant, collect the rent from the assignee or subtenant and apply the net amount collected to the rent due from Tenant. No such collection shall be deemed a waiver of the covenant herein against sale, transfer, mortgage, assignment and subletting or release of Tenant from the performance of the covenants herein contained. In the event of such default, Tenant hereby assigns the rent due from the subtenant or assignee to Landlord, and hereby authorizes such subtenant or assignee to pay the rent directly to Landlord. If Tenant is a corporation and any transfer, sale, pledge or other disposition of the stock shall occur, or power to vote the majority of the outstanding stock be changed, then Tenant shall so notify Landlord and Landlord shall have the right, at its option, to terminate this Lease upon ten (10) days notice to Tenant. Any assignment subletting, or other transfer of the Premises by the Tenant without Landlord’s written consent shall be, at the option of Landlord, null and void, and shall constitute a default under this Lease. In the event Tenant assigns, sublets or transfers this Lease for all or any portion of the Premises without Landlord’s the prior written consent, the base and additional rent for the Premises shall be double the rate stated in this Lease until Tenant complies with the terms of this paragraph. Landlord’s written consent to any one assignment or other transfer shall not constitute a waiver of the consent requirements with respect to any subsequent assignment or transfer. Tenant shall pay Landlord a non-refundable processing fee equal to the greater of three percent (3%) of Tenant’s annual base rent at the time of request for assignment or transfer, or nine hundred fifty dollars ($950.00), as reimbursement for legal expenses in connection with review and preparation of documents. If the rent and all other sums received by Tenant on account of a sublease of all or any portion of the Premises exceeds the rent and additional rent allocable to the space subject to the sublease (in the proportion of the area of such space to the entire Premises), Tenant shall pay to Landlord, as an additional charge, one hundred percent (100%) of such excess, monthly or as otherwise received by Tenant. Tenant shall pay to Landlord, as an additional charge, one hundred percent (100%) of all sums paid to Tenant for the assignment of its interest in the Lease.

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LANDLORD: _________
TENANT: ____________

ARTICLE 14. Entry and Inspection: Landlord and its authorized representatives shall have the right to enter upon the Premises at all reasonable hours to inspect or for making repairs, additions or alterations necessary to protect the Premises and keep it safe for the public. If Landlord deems any repairs required to be made by Tenant necessary, it may demand that Tenant make the repairs promptly, and, if Tenant refuses or neglects to commence such repairs and complete them with reasonable dispatch, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business. If Landlord makes or causes such repairs to be made, Tenant shall pay to Landlord the cost of the repairs plus a twenty percent (20%) service charge, as additional rent. Provided however any repairs needed to conform the Building or the Premises to local code or ADA shall be at the Landlords expense. For a period commencing ninety (90) days prior to the termination of this Lease, Landlord may have reasonable access to the Premises for the purpose of exhibiting the Premises to prospective tenants and for posting leasing signs.

ARTICLE 15. Eminent Domain: If the whole of the Premises shall be taken by any public authority under the power of eminent domain, then at the time of taking the term of this Lease shall cease, and the rent due shall be paid up to that day. If any part of the Premises shall be taken, and such partial taking shall render that portion not taken unsuitable for the business of Tenant, as determined by Landlord, then the term of this Lease shall cease and the rent due shall be paid up to that date. If such partial taking is not extensive enough to render the Premises unsuitable for business of Tenant, then this Lease shall continue in effect except that the minimum rent shall be reduced in the same proportion that the floor area of the Premises taken bears to the original floor area demised. If this Lease is not terminated pursuant to this Article 16, Landlord shall, upon receipt of the condemnation award, make all necessary repairs or alterations to the building in which the Premises are located so as to constitute the portion of the building not taken a complete architectural unit, but such work shall not exceed the scope of the work to be done by Landlord in originally constructing said building. Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Premises so taken. “Amount received by Landlord” shall mean that part of the condemnation award, which is free and clear to Landlord of any collection of mortgages for the value of the diminished fee. If more than twenty percent (20%) of the floor area of the building in which the Premises are located shall be taken, Landlord may, terminate this Lease upon thirty (30) days written notice to Tenant. All damages awarded for such taking shall belong to Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for cost of removal of stock and fixtures.

ARTICLE 16. Destruction or Damage: If the Premises shall be damaged by fire, the elements or other casualty not due to Tenant’s negligence but are not rendered untenantable in whole or in part, Landlord shall within a reasonable time and at its own expense commence to cause such damage to be repaired and the rent shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable in whole or in part, Landlord may, at its option, and at its own expense, cause the damage to be repaired and the minimum rent shall not be abated. In the event Landlord repairs the Premises, Landlord and Tenant shall have the same respective obligations to construct or install improvements as were imposed on said parties at the execution of this Lease. Tenant shall, at its sole expense, replace its stock in trade, fixtures, furniture, and equipment. However, Landlord shall have the right, to be exercised by notice to Tenant in writing within sixty (60) days of the occurrence of the casualty, to elect not to reconstruct the damaged Premises if the Premises are rendered untenantable in whole or in part, and in such event this Lease and the tenancy created shall cease as of the date of the occurrence causing the damage, and the minimum rent to be adjusted as of such date.

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LANDLORD: _________
TENANT: ____________

In the event that fifty percent (50%) or more of the rentable area of the Building shall be damaged or destroyed by fire or other cause, notwithstanding any other provision contained herein and that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing to Tenant within sixty (60) days of said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and rent shall be adjusted as of such date.

If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease (initial or as extended) and the estimated cost of repair exceeds ten percent (10%) of the minimum base rent then remaining to be paid by Tenant for the balance of the Lease term, Landlord may, at its option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty (30) days of the date of occurrence of such damage, and rent shall be adjusted as of such date.

For purposes of this section of the Lease, a Florida licensed architect designated by Landlord shall determine the extent of the damage or destruction and will provide Landlord and Tenant with certificates attesting to the condition of the demised Premises or building in which the demised Premises are situated. The architect’s certificate shall bind the parties as to: (a) whether or not all or a portion of the demised Premises or building in which the demised Premises are situated are rendered untenantable and the extent of untenantability; and (b) the date the demised Premises or building became untenantable, the date they will regain tenantability, and the date they regained tenantability.

ARTICLE 17. Default and Remedies: If Tenant (i) fails to pay rent or any other monies due under the Lease at the time and in the manner required by the Lease; (ii) fails to perform any other condition, stipulation or agreement of the Lease; or, (iii) is the subject of a lawsuit for involuntary bankruptcy or is adjudged a voluntary or involuntary bankrupt, makes an assignment for the benefit of creditors, or, if there is a receiver appointed to take charge of the Premises either in the state or federal courts, Landlord may, at its option, declare this Lease in default, and, shall in addition to all remedies at law available to Landlord, have the right to terminate the Lease and declare the entire minimum rent and any other charges, for the balance of the Lease term due and payable immediately. Landlord shall also have the option, without terminating the Lease, to resume possession and re-lease or re-rent the Premises for the remainder of the Lease term for the account of Tenant. Landlord shall not be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Premises in excess of the rent provided in the Lease. In the event Tenant is in default of any non-monetary term of this Lease, and Tenant has not cured the default within fifteen (15) days of the date of Landlord’s notice, in addition to Landlord’s other remedies provided in this Lease, Landlord may cure the default and charge Tenant as additional rent the cost of such cure plus a twenty percent (20%) service charge.

Tenant agrees that, in exchange for the promises made in this Lease and other good and valuable consideration received from Landlord, in the event Tenant files a voluntary petition in bankruptcy or is the subject of an involuntary bankruptcy at any time during the Lease term or any extensions hereof, Landlord shall not be subject to the provisions of 11 U.S.C. §362, and shall automatically and immediately be entitled to relief from the stay imposed thereby without necessity of further action or court approval.

Without waiving any other available rights and remedies, Landlord shall be entitled to a late charge, payable as additional rent, on any payment not made when due equal to the greater of eighteen percent (18%) per annum or the maximum percentage permitted by law. A service charge of the greater of one hundred dollars ($100.00) or ten percent (10%) of the returned check will be assessed, as additional rent, for handling a returned check. In the event Landlord brings suit under this Lease, the prevailing party shall be awarded attorneys fees and costs whether incurred before trial, at trial or on appeal.

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LANDLORD: _________
TENANT: ____________

ARTICLE 18. Holdover: In the event Tenant remains in possession of the Premises after the expiration date or sooner termination of this Lease and without the execution of a new Lease, Tenant shall be deemed a Tenant at will from month to month, subject to all the conditions of this Lease except for rent. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Premises will be substantial, will exceed the amount of the monthly installments of the rent payable under the Lease, and will be impossible to measure accurately. Tenant therefore agrees that if possession of the Premises is not surrendered to Landlord upon the expiration date or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have under the Lease or at law, Tenant shall pay to Landlord, without demand therefor as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Premises after the expiration date or sooner termination of this Lease, a sum equal to three (3) times the aggregate of that portion of the minimum base rent and additional rent that was payable under this Lease during the last month of the term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Premises after the expiration date or sooner termination of the Lease. Tenant shall defend, indemnify, and hold Landlord harmless from any and all liabilities, loss, cost and expense of every kind suffered by Landlord as a result of Tenant’s holding over. The provisions of this paragraph shall survive the expiration date or sooner termination of the Lease.

ARTICLE 19. Non-Waiver: The failure of Landlord in one or more instances to insist upon strict performance or observance of one or more of the covenants or conditions of this Lease or to exercise any remedy, privilege or option reserved to Landlord, shall not be construed as a waiver for the future of such covenant or condition or the right to enforce the same or to exercise such privilege, option or remedy. The receipt by Landlord of rent or any other payment required to be made by Tenant shall not be a waiver of any other additional rent or payment then due, nor shall such receipt, though with knowledge of the breach of any covenant or condition of this Lease, operate as or be deemed a waiver by Landlord of any of the provisions of the Lease, or of any of Landlord’s rights, remedies, privileges or options.

ARTICLE 20. Subordination: Tenant agrees that this Lease shall be subordinate to each and every mortgage or ground Lease that is now or may hereafter be placed upon the Premises and to any and all advances to be made and all renewals, replacements, assignments, extensions and future advances of these mortgages or ground leases. Tenant agrees, upon request, to execute any document which Landlord may deem necessary to accomplish that end. If Tenant fails to do so, Landlord may execute such document in the name of Tenant, as Tenant’s agent.

ARTICLE 21. Notice: Whenever under this Lease a provision is made for notice of any kind, it shall be deemed sufficient notice and service if such notice to Tenant is in writing addressed to Tenant at the address indicated in Article 1, the last known post office address of Tenant, or at the Premises and delivered by hand or sent by certified mail. Any notice to Landlord shall be in writing addressed to the Landlord and Managing Agent to the addresses shown in Article 1 for the Landlord and Managing Agent and sent by certified mail with postage prepaid. Notice need be sent to but one Tenant where Tenant is more than one person. In any case where notice is required to be mailed hereunder, the parties agree that such notice may be delivered by a generally recognized overnight courier service, or by facsimile transmission with a confirmation of transmission and receipt. Notices are deemed to have been given upon receipt.

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LANDLORD: _________
TENANT: ____________

ARTICLE 22. Security Deposit: Tenant has simultaneously with the execution of this Lease paid to Landlord the sum stated in Article 1 as a security deposit for the faithful performance by Tenant of the Lease terms. The security deposit shall not bear interest to Tenant and may be commingled with other funds of Landlord. In the event that Tenant breaches any of the terms of this Lease, then Landlord may use all or any part of the security deposit to compensate Landlord for damages occasioned by Tenant’s breach. In the event Landlord’s damages exceed the amount of the security deposit, then Landlord shall apply the security deposit to Landlord’s damages over and above the security deposit. Tenant shall replenish the security deposit if Landlord uses the deposit as permitted by this Article. Landlord agrees that, in the event this Lease is in good standing at the expiration of the term, it will redeliver the security deposit to Tenant less any sums due Landlord within thirty (30) business days of receiving possession of the Premises from Tenant. Any sale of the Building shall relieve Landlord of responsibility for return of the security deposit, and Tenant shall look solely to the purchaser of the Building for its return. Tenant shall not look to Landlord or Landlord’s mortgagees or its assignees, if any, for the return of any security deposit in the event of a foreclosure or deed in lieu transaction.

ARTICLE 23. Limit of Liability: Tenant shall look solely to Landlord’s interest in the Building for the satisfaction of any judgment or decree requiring the payment of money by Landlord, based upon any default, and no other property or asset of Landlord, its Managing Agent, or any mortgagee, shall be subject to levy, execution or other enforcement procedure for the satisfaction of such judgment or decree. In the event Tenant violates this paragraph, in addition to all other remedies available to Landlord, Tenant shall pay Landlord an amount equal to three (3) times the cost of Landlord’s expenses defending the claim, as additional rent.

ARTICLE 24. Delivery of Premises:

Section 1: Tenant has inspected and accepts the Premises “As Is”. Tenant acknowledges that: (i) the Premises are in satisfactory condition and are suitable for the use contemplated hereunder; and (ii) Landlord has complied with all of the requirements imposed upon it under the terms of the Lease. Tenant agrees that it shall accept administrative possession of the Premises without the keys if Tenant fails to provide the insurance as outlined in Article 13 of this Lease.

Section 2: It is contemplated that the Premises will be ready for occupancy by Tenant on or prior to the commencement date of this Lease. However, in the event that Landlord is unable to deliver possession of the Premises to Tenant on or before this date, then Landlord agrees to deliver possession of the Premises to Tenant as soon as practicable thereafter, and the minimum rental shall be abated proportionately and Tenant will be relieved of the liability for paying same during such time Tenant does not have possession. In no event shall Tenant have any claim for damages (except for the abatement of rent as specified) on account of the failure of Landlord to deliver possession of the Premises.

ARTICLE 25. Landlord Construction: Landlord reserves the right at any time to perform maintenance operations and to make repairs, alterations or additions to and to build additional stories on the building in which the Premises are contained and to build adjoining the spaces. Landlord also reserves the right to construct other spaces or improvements in the Building from time to time and to make alterations or additions. Tenant agrees to cooperate with the Landlord, permitting the Landlord to accomplish any such maintenance, repairs, alterations, additions or construction.

ARTICLE 26. Rules and Regulations: Tenant agrees to abide by Landlord’s rules and regulations for the building, as such rules and regulations shall be compiled by Landlord from time to time. A copy of the current rules and regulations is attached to this Lease. Tenant agrees to instruct its employees to park in the area designated by Landlord as employees’ parking area. Tenant shall not permit its employees to park in any area of the Building other than that designated by Landlord as employees’ parking area. If Tenant or its employees fail to park in the area designated for employees, Landlord may at its option charge Tenant, as additional rent, twenty dollars ($20.00) per day for each car wrongfully parked.

Page 10 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

ARTICLE 27. Estoppel Certificates: Tenant agrees at any time, and from time to time, upon not less than seven (7) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord certifying the following: (a) that this Lease or any sublease is unmodified and in full force and effect (or, if there have been modifications, that they are in full force and effect as modified and stating the modifications), stating the dates to which the base rent, additional rent and other charges have been paid; (b) Tenant has accepted possession of the demised Premises and is presently occupying the Premises; (c) stating whether or not to the best knowledge of the signer of such certificate, there exists any default by Landlord in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and if so, specifying each such default, it being intended that any such statement may be relied upon by Landlord, by any holder or prospective holder of any mortgage affecting the Building or by any purchaser of the Building; and, (d) any other information reasonably requested by a prospective purchaser, mortgagee or tenant of the Building. Tenant’s failure to respond to Landlord’s request for a written statement within the seven (7) day period mentioned in this article shall constitute a material default by Tenant under this Lease, and in such event, Tenant agrees to pay Landlord as liquidated damages therefor (and in addition to all equitable remedies available to Landlord) an amount equal to one hundred fifty dollars ($150.00), as additional rent, per day for each day that Tenant fails to deliver such certificate to Landlord after the expiration of such seven (7) day period.

ARTICLE 28. Attornment: In the event of any transfer of the ownership of the Premises whether voluntary or involuntary by foreclosure, bankruptcy, sale, or otherwise, Tenant shall, at the option of the transferee of said ownership, attorn to said transferee to the same extent as if said transferee were the initial Landlord under the Lease.

ARTICLE 29. Tenant Waivers: Tenant waives its rights to trial by jury in any action, proceeding or counterclaim brought against the Landlord on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Tenant’s use or occupancy of the Premises, and any claim for the Tenant’s use or occupancy of the Premises, and any claim for injury or damage. In the event Landlord commences any proceeding for the non-payment of base or additional rent, Tenant shall not file any counterclaims in such proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert such counterclaims in a separate action brought by Tenant. Tenant expressly waives any and all rights of redemption granted by or under any present or future laws should Tenant be evicted or disposed from the Premises for any cause, or Landlord re-enters the Premises following the occurrence of any default, or this Lease is terminated before the Lease term expiration date stated in the Lease. Tenant expressly waives any right to assert a defense based on merger and agrees that neither the commencement or settlement of any action or proceeding, nor the entry of judgment shall bar Landlord from bringing any subsequent actions or proceedings from time to time.

ARTICLE 30. Authority to Execute: Each of the persons executing this Lease on behalf of Tenant covenant and warrant that: (i) Tenant is a duly authorized existing corporation; (ii) Tenant is qualified to do business in the State of Florida; (iii) Tenant has full right and authority to enter into this Lease; (iv) Each of the persons executing this Lease on behalf of Tenant is authorized to do so; and (v) This Lease constitutes a valid and legally binding obligation of Tenant, enforceable in accordance with its terms.

ARTICLE 31. Hazardous Waste: Tenant, its officers, directors, employees, contractors, agents and invitees shall not permit the presence, handling, storage or transportation of hazardous or toxic materials or medical waste (“hazardous waste”) in or about the Premises or the Building, except in strict compliance with all laws, ordinances, rules, regulations, orders and guidelines of any government agency having jurisdiction, the applicable board of insurance underwriters, and the Rules and Regulations of the Building. In no event shall hazardous waste be disposed of in or about the Premises or the Building. Tenant shall obtain and maintain throughout the term of this Lease all licenses and permits required in connection with Tenant’s activities involving hazardous waste. Upon Landlord’s request, Tenant shall provide to Landlord copies of all such licenses and permits and shall also furnish Landlord copies of all contracts or agreements Tenant enters into for hazardous waste disposition.

Page 11 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

Tenant shall notify Landlord immediately of any discharge or discovery of any hazardous waste at, upon, under, or within the Premises or the Building. Tenant shall, at its sole cost and expense, comply with all remedial measures required by any governmental agency having jurisdiction. Tenant shall promptly forward to Landlord copies of all orders, notices, permits, applications, or other communications and reports received by Tenant in connection with any discharge or the presence of any hazardous waste or any other matters relating to the toxic waste or any similar laws or regulations, as they may affect the Premises or the Building (collectively “Notice”).

The obligations, liabilities and responsibilities of Tenant, its officers and directors under this Article 40 shall survive the expiration or termination of this Lease and shall include:

(a) The removal of any material deemed at any time to be hazardous waste on, within or released from the Premises or the Building, whether such removal is done or completed by Tenant, Landlord, or any other person or entity and regardless of whether or not such removal is rendered pursuant to a court order or the order of a Governmental Agency (as defined below);

(b) Claims asserted by any person or entity (including, without limitation, any governmental agency or quasi-governmental authority, board, bureau, commission, department, instrumentality, public body, court, or administrative tribunal [a “Governmental Agency”], in connection with or in any way arising out of the presence, storage, use, disposal, generation, transportation, or treatment of any hazardous waste at, upon, under or within the Premises or the Building, after the time that Tenant became an occupant or had control of the Premises;

(c) The preparation of an environmental audit on the Premises or the Building, whether conducted or authorized by Tenant, Landlord or any third party, and the implementation of any such environmental audit’s recommendations;

(d) To indemnify, defend and hold Landlord, its agents and mortgagees harmless from and against any and all claims, liabilities, injuries, damages, costs and expenses (including attorney’s fees and costs through appeal) arising out of or in connection with any breach of this Article, including any direct, indirect, or consequential damages suffered by any individuals or entities related in any way to Tenant’s use of hazardous materials at the property.

Note: Radon is a naturally occurring naturally active gas that, when accumulated in a building in sufficient quantities, may present a health risk to persons who are exposed to it over time. Levels of radon that exceed State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

ARTICLE 32.   Miscellaneous: Landlord and Tenant agree:

(a) All modification of space to be approved by owner and or owner’s representative. This includes any alterations to floor plan, painting, flooring or other attached items within unit, including but not limited to any items that would alter the functionality of unit, including electrical and communication system. Formal request for alterations or modifications must be submitted via email and or carrier mail with return acknowledgment from owner or owner’s representative.

Page 12 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

(b) If any term or condition of this Lease or the application of the Lease to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law;

(c) This Lease shall be governed by and construed in accordance with the laws of the State of Florida and venue for any action arising hereunder shall lie in Osceola County, Florida;

(d) Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery of the Lease by both Landlord and Tenant and not until such time as any deposit and advance rent paid by Tenant to Landlord in connection with this Lease has been cleared by Tenant’s bank;

(e) Tenant will pay before delinquency all taxes assessed during the term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant;

(f) If Tenant, with Landlord’s consent, occupies all or part of the Premises prior to the beginning of the term, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and base rent and additional rent, for such period shall be paid by Tenant at the same rate specified;

(g) Tenant shall not record this Lease or any memorandum of Lease;

(h) Whenever under this Lease Landlord’s consent or approval is required, the same may be arbitrarily withheld except as otherwise specified;

(i) All exhibits, and riders shall form a part of this Lease if initialed on behalf of Landlord and Tenant and identified at the end of this Lease;

(j) This Lease does not create, nor shall Tenant have, any express or implied easement for or other rights to air, light or view over or about Landlord’s property;

(k) Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized entity or person;

(l) This Lease shall not be more strictly construed against either party by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions. It is acknowledged that both parties have contributed substantially to the contents of this Lease;

(m) This Lease shall be binding upon and inure to the benefit of the Landlord and Tenant and their respective heirs, successors and legal representatives and their respective assigns;

(n) The headings of the separate articles of this Lease and the Lease index are mere titles and are not part of the Lease and shall have no effect on the construction of the Lease;

(o) Governmental penalties, fines or damages imposed on any portion of the Building as a result of the activities of Tenant, its employees, agents or invitees shall be paid by Tenant within three (3) days of the earlier of the governmental notice to Tenant or Landlord’s notice to Tenant. If Tenant fails to pay as required in this section, in addition to all other remedies provided by this Lease, Landlord may pay the sums owed or challenge them administratively or judicially and Tenant shall pay all sums owed and all of Landlord’s attorney’s fees and costs plus a twenty percent (20%) administrative fee to Landlord upon demand, as additional rent;

Page 13 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

(p) Landlord makes no express or implied representations, covenants, promises, or warranties that the Premises are suitable for Tenant’s proposed use or that Landlord or Tenant will be able to obtain applicable municipal or local governmental approvals, variance or zoning necessary to perform any construction or conduct Tenant’s business as specified herein;

(q) Tenant hereby represents and warrants to Landlord that Tenant has made its own investigation and examination of all the relevant data relating to or affecting the Premises and is relying solely on its own judgment in entering into this Lease; specifically, and without limitation, Tenant represents and warrants to Landlord that Tenant has had an opportunity to measure the actual dimensions of the Premises and agrees to the square footage figures set forth herein for all purposes of this Lease;

(r) THE LEASE SETS FORTH ALL THE REPRESENTATIONS, PROMISES, AGREEMENTS, CONDITIONS AND UNDERSTANDINGS BETWEEN LANDLORD AND TENANT RELATIVE TO THE PREMISES, AND THERE ARE NO PROMISES, AGREEMENTS, CONDITIONS OR UNDERSTANDINGS, EITHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, BETWEEN THEM, OTHER THAN AS SET FORTH IN THE LEASE. ANY VERBAL OR OTHER REPRESENTATIONS (I.E., MARKETING BROCHURES, ETC.) SHALL BE MERGED INTO THE WRITTEN TERMS OF THIS LEASE. EXCEPT AS OTHERWISE PROVIDED IN THIS LEASE, NO ALTERATIONS, AMENDMENTS, CHANGES OR ADDITIONS TO THIS LEASE SHALL BE BINDING UPON LANDLORD OR TENANT UNLESS REDUCED TO WRITING AND SIGNED BY THEM;

(s) Time is of the essence for all matters provided in this Lease;

(t) No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent stipulated in the Lease shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in the Lease or by law;

(u) All sums payable to Landlord hereunder, including minimum rent, percentage rent, operating expenses, late fees, promotional expenses and any other charges due Landlord shall be payable as, and deemed to be, rent or additional rent;

(v) Anything in this agreement to the contrary notwithstanding, the Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease other than Tenant’s obligation to pay rent if such failure to perform shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, inability to obtain any material, service or financing, through Act of God or other cause beyond the control of the Landlord. Provided, however, no extension shall be due or granted if Tenant fails to provide plans and specifications or if Tenant fails to apply for its permits in the time and manner provided by Article 30 of this Lease. Any delay in Landlord’s performance of any term, covenant or condition of this Lease resulting from any of the above causes beyond Landlord’s control, shall toll the time for Landlord’s performance;

(w) Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise or joint adventurer or a member of a joint enterprise with Tenant, nor does anything in this Lease confer any interest in Landlord in the conduct of Tenant’s business. The provisions of this Lease relating to percentage rent are included solely for the purpose of providing a method for the rent to be measured and ascertained;

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LANDLORD: _________
TENANT: ____________

(x) Language contained in this Lease which is shaded has no significance other than it was inserted from prior negotiations. Shaded language shall have no more significance or bearing than language, which is not shaded. Any stricken language is deemed stricken from this Lease.

ARTICLE 33. Build Out: Tenant will take space in as in condition, with current build out and floor plan as-is.

ARTICLE 34. Lease Options: to be negotiated, Term of lease only

ARTICLE 35. OFFICE USAGE: The zoning requirements for this building are Class “A” Office Space. Any other use of office space other then Professional office usage is not allowed. Gatherings or organized conferences of more people then allocated per occupancy rate is not allowed in building.

ARTICLE 36. This Lease consists of        0       additional pages of exhibits, riders and addenda, which are attached hereto and incorporated herein.

IN WITNESS WHEREOF, the parties have executed this Lease as provided below.

Witness:	LANDLORD:	1146 Vision Holdings LLC.

(Signature of Witness)

(Print Name of Witness)		By:
Print Name:
Title:

(Signature of Witness)

(Print Name of Witness)

TENANT:

(Signature of Witness)

(Print Name of Witness)

By:
		Print Name:	JOE LA ROSA
		Title:	CEO

(Signature of Witness)

(Print Name of Witness)

Page 15 of 18	INITIALS:
LANDLORD: _________
TENANT: ____________

RULES AND REGULATIONS

Rules set forth by Building/Owners Associations

Tenant agrees as follows:

1. All deliveries or shipments of any kind to and from the Premises, including loading of goods, shall be made only by way of the rear of the Premises or any other location designated by Landlord, and only at such time designated for such purpose by Landlord.

2. Garbage and refuse shall be kept in the kind of container specified by Landlord or duly constituted public authority and shall be placed at the location within the Building designated by Landlord, for collection at the times specified by Landlord shall maintain all common leading areas and areas adjacent to garbage receptacles in a clean manner satisfactory to Landlord. Tenant shall store soiled and dirty linen in approved fire ruling organization containers.

3. No radio, television, phonograph or other similar devices or aerial attached thereto (inside or outside) shall be installed without first obtaining in each instance the Landlord’s consent in writing and if such consent be given, no such device shall be used in a manner so as to be heard or seen outside of the Premises. Landlord shall consent, subject to the payment by the Tenant of any royalties for such broadcasts, the installation of a TV monitor for displaying videos and DVD’s on the subject Premises.

4. Tenant shall not place, suffer or permit any obstructions or merchandise in such areas and shall not use such areas for any purpose other than ingress or egress to and from the Premises.

5. Plumbing facilities shall not be used for any other purposes than that for which they are constructed, and no foreign substances of any kind shall be thrown therein. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant.

6. Tenant shall not place, suffer or permit displays on the sidewalk in front of the Premises or upon the common area of the Building.

7. Landlord reserves the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

8. Tenant shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other tenants, or do anything in conflict with the valid pertinent laws, rules or regulations of any governmental authority. Tenant shall not use or keep in the Premises any inflammable or explosive fluid or substance, or an illuminating material, unless it is battery powered, and UL approved. Tenant shall at all times maintain an adequate number of suitable fire extinguishers on the Premises for use in case of local fires, including electrical or chemical fires. A competent person or a recognized extinguisher servicing company should provide annual servicing for all extinguishers on the Premises. A tag should be attached indicating the month and year of maintenance and the recharge, if performed.

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LANDLORD: _________
TENANT: ____________

9. Tenant shall not solicit business in the parking area or the common area, or distribute handbills or other advertising matter in or upon automobiles parked in the parking area.

10. Tenant will not utilize any unethical method of business operation nor shall any space in the Premises be used for living quarters, whether temporary or permanent.

11. Tenant shall have full responsibility for protecting the Premises and the property located therein from theft and robbery and shall keep all doors and windows securely fastened when not in use.

12. Tenant shall not burn any trash or garbage of any kind in or about the Premises, the Building, or within one mile of the outside property lines of the Building.

13. Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeated from the Premises nor shall Tenant vent any cooking fumes or odors into the interior of the Building.

14. Tenant shall not permit, allow or cause any public or private auction, “going-out-of-business”, bankruptcy, distress or liquidation sale on the Premises. It is the intent of the preceding sentence to prevent the Tenant from conducting his business in any manner that would give the public the impression that he is about to cease operation and Landlord shall be the sole judge as to what shall constitute a “distress-type” sale.

15. Tenant shall not erect or maintain any barricade or scaffolding which may obscure the signs, entrances or show window of any other tenant in the Building or tend to interfere with any such other tenant’s business.

16. Landlord reserves the right to amend or rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made the notice thereof given to a tenant shall be binding upon him in like manner as if originally herein prescribed. Landlord reserves the right to waive any rule in any particular instance or as to any particular person or occurrence.

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LANDLORD: _________
TENANT: ____________

EXHIBIT “A”

Parcel: 13-25-27-2671-0001-1010
Suite 101

Parcel: 13-25-27-2671-0001-1030
Suite 103

This site plan is intended solely to depict the location of the Premises within the Building. Nothing herein should be construed as a representation as to the quality or quantity of Landlord’s title to the Building and/or its surrounding areas and nothing herein should be construed as a representation as to the tenants in the Building.

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LANDLORD: _________
TENANT: ____________